EXHIBIT 99.1

Anavex Life Sciences Reports Preliminary Second Quarter 2026 Financial Results and Provides Business Update

Establishing Disciplined, Data-Driven Strategy with Focus on FDA Engagement for Alzheimer’s Disease

New York, NY, July 30, 2026 - Anavex Life Sciences Corp. (Anavex or the Company) (Nasdaq: AVXL), a clinical-stage biopharmaceutical company focused on developing innovative treatments for central nervous system (CNS) diseases with high unmet medical needs, today reported preliminary financial results for its fiscal second quarter ended March 31, 2026. The Company’s primary focus is on advancing its lead compound ANAVEX®2-73 (blarcamesine) in the Company’s clinical program for the treatment of mild cognitive impairment (“MCI”) due to Alzheimer’s disease (“AD”) and mild AD (collectively known as “early AD”), and for Rett syndrome and Fragile X syndrome, both of which are neurodevelopmental rare diseases.

“Anavex remains firmly committed to our lead candidate oral blarcamesine (ANAVEX®2-73) for patients with Alzheimer’s disease, and we are prioritizing engagement with the U.S. FDA to align on a clear, data-driven regulatory and clinical development strategy,” stated Terrie Kellmeyer, PhD, Interim Chief Executive Officer. “A qualified data-driven approach will guide every decision we make. I have spent nearly three decades building and leading clinical and regulatory functions in drug development, and I’m bringing that experience to bear every day as we implement a disciplined regulatory strategy and build the right foundation for our programs. We are committed to advancing blarcamesine towards a clear regulatory path. I also want to recognize our employees, who have continued to show up for the patients who are counting on us, and the patients and families living with Alzheimer’s disease, Rett syndrome and Fragile X, who are depending on us to continue this important work on these urgent unmet medical needs. We are continuing to execute on the mission of developing targeted, orally delivered therapies for a specific range of CNS related diseases.”

Business Update & Anticipated Upcoming Milestones

•	Anavex is prioritizing programs that the Company believes have the greatest potential for success. The strategy concentrates resources on blarcamesine across three CNS indications: early Alzheimer’s disease and Rett syndrome, where the Company’s clinical and regulatory foundation is most advanced, and Fragile X, where FDA Orphan Drug Designation, supportive preclinical and biomarker data, and the absence of any approved therapy may lead to a promising regulatory path with the FDA.

Alzheimer’s Disease Program

•	At the end of March 2026, the Company opened an Investigational New Drug (IND) application for early Alzheimer’s disease with the FDA. This is an important milestone: the IND enables clinical studies to be conducted in the U.S. and provides the basis for substantive discussions with the FDA to align on the Company’s future clinical development for early Alzheimer’s disease.

▪	Two foundational clinical pharmacology studies are proceeding under this IND in the U.S.: an absorption, distribution, metabolism, and excretion (ADME) study and a drug-drug interaction (DDI) study with a goal to strengthen and support the Company’s regulatory pathway for all blarcamesine indications.

▪	The Company anticipates initiation of the ADME study to take place in the third quarter of the 2026 calendar year, and dosing in the DDI study is already underway.

▪	These studies are not sequential requirements. Rather, they support the overall FDA regulatory requirements for blarcamesine while the Company continues to advance its early Alzheimer’s disease program in parallel.

•	The Company intends to engage with the FDA on a U.S. clinical development strategy for early Alzheimer’s disease. The Company continues to review the European Medicines Agency (EMA) Committee for Medicinal Products for Human Use (CHMP) assessment report and intends to use it to inform and support its clinical development strategy with the FDA.

•	In July 2026, Anavex attended the Alzheimer’s Association International Conference (AAIC) in London, England, which provided the Company with an opportunity to engage with clinicians, researchers and the broader Alzheimer’s community and to reinforce the Company’s continued commitment to bringing a treatment option to market for patients with early Alzheimer’s disease.

Rett Syndrome Program

•	The FDA has already granted Orphan Drug Designation, Rare Pediatric Disease (RPD) Designation and Fast Track Designation for blarcamesine in Rett syndrome.

▪	The Company has aligned with the FDA on a Phase 3 clinical trial protocol for Rett syndrome for adults only. The Company intends to discuss with the FDA adding pediatric patients to the protocol, with a more detailed program update expected at a future date.

Fragile X Syndrome Program

•	The FDA has already granted Orphan Drug Designation for Fragile X syndrome.

▪	The Company plans to initiate discussions with the FDA on the clinical development strategy for the Fragile X syndrome clinical program building on this designation, with further details to be shared as the program advances.

Nasdaq Compliance

•	On July 20, 2026, the Company submitted a plan to regain compliance with Nasdaq Listing Rule 5250(c)(1).

Preliminary Fiscal Second Quarter 2026 Highlights

The financial results in this press release are preliminary and subject to completion of the Company’s financial closing procedures. Actual results may vary materially from these preliminary financial results due to the completion of the Company’s financial closing procedures and other developments or information that may arise between now and the time of the finalization of the Company’s financial results for three and six months ended March 31, 2026.

Preliminary cash and cash equivalents were $127.4 million as of March 31, 2026, compared to $102.6 million as of September 30, 2025. The Company expects the cash balance at the end of the second fiscal quarter of 2026 to fund operations into mid-to-late fiscal 2028.

Preliminary general and administrative expenses were $2.3 million for the second fiscal quarter of 2026 compared to $2.6 million for the second fiscal quarter of 2025. The decrease was primarily related to a decrease in legal and professional fees over the comparable period.

Preliminary research and development expenses were $4.2 million for the second fiscal quarter of 2026 compared to $9.9 million for the second fiscal quarter of 2025. The decrease was primarily attributable to the completion of the ANAVEX® 3-71 clinical trial for schizophrenia and a decrease in clinical manufacturing activities over the comparable period.

Preliminary Net loss for the second fiscal quarter of 2026 was $5.3 million, or $0.06 per share, compared to a net loss of $11.2 million, or $0.13 per share, for the second fiscal quarter of 2025.

About Anavex Life Sciences Corp.

Anavex Life Sciences Corp. (Nasdaq: AVXL) is a publicly traded clinical stage biopharmaceutical company engaged in the development of novel therapeutics for the treatment of central nervous system (“CNS”) diseases with high unmet medical need. Further information is available at www.anavex.com.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include, but are not limited to, statements relating to the Company’s preliminary financial results for the second quarter of 2026; the Company’s plans to prioritize engagement with the U.S. FDA to align on a clear, data-driven regulatory and clinical development strategy; the Company’s plans to continue to execute on its mission of developing targeted, orally delivered therapies for a specific range of CNS-related diseases; the timing, progress and results of advancement of ANAVEX®2-73 in clinical programs for the treatment of early Alzheimer’s, Rett syndrome and Fragile X syndrome; the Company’s plans to align with the FDA on a U.S. clinical development strategy for early Alzheimer’s disease, align on a Phase 3 protocol for Rett syndrome in both adult and pediatric patients, and align on a clinical development strategy for the Fragile X clinical program; and the Company’s expectations regarding its cash runway. These statements are based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such forward-looking statements due to various factors, including, but not limited to, risks related to the Company’s failure to timely file its Form 10-Q for the quarterly period ended March 31, 2026 and the Company’s ability to regain compliance with Nasdaq Listing Rule 5250(c)(1); that actual financial results may vary materially from the preliminary financial results presented in this press release; volatility in the Company’s stock price and the market in general; the Company’s ability to raise additional capital; Fast Track designation that the Company has received or may seek out may not actually lead to a faster FDA review and approval process; the Company may be unable to maintain any benefits associated with orphan drug designation, including market exclusivity; undesirable side effects caused by the Company’s product candidates; the Company’s ability to attract and retain highly qualified personnel; the Company’s ability to obtain the support of qualified scientific collaborators; the Company’s reliance on third parties; the Company’s ability to obtain and maintain sufficient intellectual property protection for its product candidates; the Company’s ability to defend against claims of intellectual property infringement; the Company’s ability to compete in the highly competitive biotechnology and pharmaceutical industries; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, and subsequent filings and furnishings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Anavex Life Sciences Corp. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof except as required by law.

Investor Relations & Media Contact:

SCR Partners, LLC

Alex Arzeno

Tel: 203-550-3972

Email: alex@scr-ir.com

Tripp Sullivan

Tel: 615-942-7077

Email: tsullivan@scr-ir.com

Company Contact:

Sandra Boenisch

Principal Financial Officer

Anavex Life Sciences Corp.

Tel: 1-844-689-3939

Email: ir@anavexcorp.com

Anavex Life Sciences Corp.
Preliminary Condensed Consolidated Interim Statements of Operations and Comprehensive Loss[1]
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31,
	2026	2025
Operating Expenses
General and administrative	$2,292	$2,621
Research and development	4,192	9,892
Total operating expenses	6,484	12,513
Operating loss	(6,484)	(12,513)

Other income
Research and development incentive income	27	96
Interest income, net	1,061	1,210
Foreign exchange gain (loss)	58	11
Total other income, net	1,146	1,317
Net loss before provision for income taxes	(5,338)	(11,196)
Income tax expense, current	—	—
Net loss and comprehensive loss	$(5,338)	$(11,196)

Net loss per share
Basic and diluted	$(0.06)	$(0.13)

Weighted average number of shares outstanding
Basic and diluted	92,675,753	85,073,769

[1] The financial results in this press release are preliminary and subject to completion of the Company’s financial closing procedures. Actual results may vary materially from these preliminary financial results due to the completion of the Company’s financial closing procedures and other developments or information that may arise between now and the time of the finalization of the Company’s financial results for three and six months ended March 31, 2026.

Anavex Life Sciences Corp.
Preliminary Condensed Consolidated Interim Statements of Operations and Comprehensive Loss[2]
(in thousands, except share and per share amounts)
(Unaudited)

	Six months ended March 31,
	2026	2025
Operating Expenses
General and administrative	$4,417	$5,767
Research and development	8,849	20,338
Total operating expenses	13,266	26,105
Operating loss	(13,266)	(26,105)

Other income
Grant income	—	12
Research and development incentive income	60	508
Interest income, net	2,140	2,604
Foreign exchange gain (loss)	65	(326)
Total other income, net	2,265	2,798
Net loss before provision for income taxes	(11,001)	(23,307)
Income tax expense, current	(18)	—
Net loss and comprehensive loss	$(11,019)	$(23,307)

Net loss per share
Basic and diluted	$(0.12)	$(0.27)

Weighted average number of shares outstanding
Basic and diluted	90,832,571	84,938,400

[2] The financial results in this press release are preliminary and subject to completion of the Company’s financial closing procedures. Actual results may vary materially from these preliminary financial results due to the completion of the Company’s financial closing procedures and other developments or information that may arise between now and the time of the finalization of the Company’s financial results for three and six months ended March 31, 2026.

Anavex Life Sciences Corp.
Preliminary Condensed Consolidated Interim Balance Sheets[3]
(in thousands, except share and per share amounts) (Unaudited)

	March 31, 2026	September 30, 2025
Assets	(unaudited)
Current
Cash and cash equivalents	$127,422	$102,577
Incentive and tax receivables	932	809
Prepaid expenses and other current assets	412	429
Total Assets	$128,766	$103,815

Liabilities and stockholders’ equity
Current Liabilities
Accounts payable	$2,520	$4,249
Accrued liabilities	3,734	3,892
Deferred grant income	805	805
Total Liabilities	7,059	8,946
Capital Stock	93	87
Additional paid-in capital	515,081	477,230
Accumulated deficit	(393,467)	(382,448)
Total Stockholders’ Equity	121,707	94,869
Total Liabilities and Stockholders’ Equity	$128,766	$103,815

[3] The financial results in this press release are preliminary and subject to completion of the Company’s financial closing procedures. Actual results may vary materially from these preliminary financial results due to the completion of the Company’s financial closing procedures and other developments or information that may arise between now and the time of the finalization of the Company’s financial results for three and six months ended March 31, 2026.